UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

RealD Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34818	77-0620426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 1, 2015, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the proposed merger (the “Merger”) of RealD Inc., a Delaware corporation (the “Company”), with Rhombus Cinema Holdings, LLC, a Delaware limited liability company (“Purchaser”) and Rhombus Merger Sub, Inc., a Delaware corporation (“Merger Sub”).  Purchaser and Merger Sub are affiliates of Rizvi Traverse Management, LLC.  The Merger remains subject to customary closing conditions, including stockholder approval.

Additional Information

The Company has filed with the SEC a preliminary proxy statement on Schedule 14A and a Schedule 13E-3 containing the preliminary proxy statement of the Company and other documents related to the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE SCHEDULE 13E-3 AND THE PRELIMINARY PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, INCLUDING DETAILED RISK FACTORS. These documents contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials are available to the shareholders of the Company at no expense to them. Investors and security holders can obtain the documents free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) are available free of charge at reald.com. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to RealD, Inc., 100 North Crescent Drive, Suite 200, Beverly Hills, CA 90210, Attention: Corporate Secretary.

Certain Information Concerning Participants

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of the Company is included in the Company’s  Form 10K for the fiscal year ended March 31, 2015 filed with the SEC on June 12, 2015 and Amendment thereto on Form 10-K/A filed with the SEC on July 29, 2015. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and Schedule 13E-3, filed November 25, 2015 with the SEC in connection with the proposed merger. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.reald.com.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALD INC.

Date: December 3, 2015	By:	/s/ Vivian Yang
		Name:	Vivian Yang
		Title:	Executive Vice President, General Counsel
and Secretary